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                                                                 EXHIBIT 99.p(2)


                          HARBOR CAPITAL ADVISORS, INC.

                                 CODE OF ETHICS

I.       INTRODUCTION

         The policies in the Code of Ethics reflect Harbor Capital's assumption and expectation of unqualified loyalty to the interests of Harbor Capital and its clients on the part of each access person. In the course of their service to Harbor Capital, access persons must be under no influence which may cause them to serve their own or someone else's interests rather than those of Harbor Capital or its clients.

         Harbor Capital's policies reflect its desire to detect and prevent not only situations involving actual or potential conflict of interests, but also those situations involving only an appearance of conflict or of unethical conduct. Harbor Capital's business is one dependent upon public confidence. The mere appearance or possibility of doubtful loyalty is as important to avoid as actual disloyalty itself. The appearance of impropriety could besmirch Harbor Capital's name and damage its reputation to the detriment of all those with whom we do business.

II.      STATEMENT OF GENERAL PRINCIPLES

         It is the policy of Harbor Capital that no access person shall engage in any act, practice or course of conduct that would violate the provisions of the Investment Advisors Act or, with respect to those clients that are Investment Companies, Section 17 (j) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rule 17j-1 thereunder. The fundamental position of Harbor Capital is, and has been, that each access person shall place at all times the interests of each client of Harbor Capital first. Accordingly, private financial transactions by access persons of Harbor Capital must be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an access person's position of trust and responsibility. Further, access persons should not take inappropriate advantage of their positions with or on behalf of any client of Harbor Capital.

         Without limiting in any manner the fiduciary duty owed by access persons to the client of Harbor Capital or the provisions of this Code of Ethics, it should be noted that Harbor Capital considers it proper that purchases and sales be made by its access persons in the marketplace of securities owned by the clients of Harbor Capital; provided, however, that such securities transactions comply with the spirit of, and the specific restrictions and limitations set forth in, this Code of Ethics. Such personal securities transactions should also be made in amounts consistent with the normal investment practice of the person involved and, with respect to investment personnel, with an investment, rather than a trading, outlook. Not only does this policy encourage investment freedom and result in investment experience, but it also fosters a continuing personal interest in such investments by those responsible for the continuous supervision of the clients' portfolios. It is also evidence of confidence in the investments made.

         In making personal investment decisions with respect to any security, extreme care must be exercised by access persons to insure that the prohibitions of this Code of Ethics are not violated. Further, personal investing by an access person should be conducted in such a manner so as to eliminate the possibility that the access person's time and attentions is being devoted to his or her personal investments at the expense of time and attention that should be devoted to management of a client's portfolio.


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         It bears emphasis that technical compliance with the procedures, prohibitions and limitations of this Code of Ethics will not automatically insulate from scrutiny personal securities transactions which show a pattern of abuse by an access person of his or her fiduciary duty to any client of Harbor Capital.

III.     LEGAL REQUIREMENTS

         Section 17 (j) of the 1940 Act, provides, among other things, that it is unlawful for any affiliated person of Harbor Capital to engage in any act, practice or course of business in connection with the purchase or sale, directly or indirectly, by such affiliated person of any security held or to be acquired by an Investment Company in contravention of such rules and regulations as the Securities and Exchange Commission (the "Commission") may adopt to define and prescribe means reasonably necessary to prevent such acts, practices or courses of business as are fraudulent, deceptive or manipulative. Pursuant to Section 17 (j), the commission has adopted Rule 17j-1 which states that it is unlawful for any affiliated person of Harbor Capital in connection with the purchase or sale of a security held or to be acquired (as defined in the Rule) by an Investment Company:

         A. to employ any device, scheme or artifice to defraud an Investment Company;

         B. to make to an Investment Company any untrue statement of a material fact or omit to state to an Investment Company a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

         C. to engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon an Investment Company; or

         D. to engage in any manipulative practice with respect to an Investment Company.

IV.      DEFINITIONS

         For purposes of this Code of Ethics, the following definitions shall apply:

         A. The term "access person" shall mean any director, officer or advisory person (as defined below) of Harbor Capital.

         B.       The term "Harbor Capital" shall mean Harbor Capital Advisors,
                  Inc.

         C. The term "advisory person" shall mean (i) every employee of Harbor Capital (or of any company in a control relationship to Harbor Capital) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security (as defined below) by an Investment Company, or whose functions relate to the making of any recommendations with respect to such purchases or sales and (ii) every natural person in a control relationship to Harbor Capital who obtains information concerning recommendations made to a client with regard to the purchase or sale of a security. The term "advisory person" shall not mean, for purposes of this Code of Ethics, any employee of any subadviser engaged by Harbor Capital on behalf of an Investment Company that is not otherwise affiliated with Harbor Capital.



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         D.       The term "beneficial ownership" shall mean a direct or
                  indirect "pecuniary interest" (as defined in subparagraph (a)
                  (2) of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) that is held or shared by a person directly or indirectly (through any contract, arrangement, understanding, relationship or otherwise) in a security. While the definition of "pecuniary interest" in subparagraph (a) (2) of Rule 16a-1 is complex., the term generally means the opportunity directly or indirectly to provide or share in any profit derived from a transaction in a security. An indirect pecuniary interest in securities by a person would be deemed to exist as a result of:

                  1. ownership of securities by any of such person's immediate family members sharing the same household (including child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother- or father-in-law, sister- or brother-in-law, and son- or daughter-in-law);

                  2. the person's partnership interest in the portfolio securities held by a general or limited partnership;

                  3. the existence of a performance-related fee (not simply an asset-based fee) received by such person as broker, dealer, investment adviser or manager to a securities account;

                  4. the person's right to receive dividends from a security provided such right is separate or separable from the underlying securities;

                  5. the person's interest in securities held by a trust under certain circumstances; and

                  6. the conversion of a "derivative security" (which term excludes (a) a broad-based index option or future,
                           (b) a right with an exercise or conversion privilege at a price that is not fixed, and (c) a security giving rise to the right to receive such other security only pro rata and by virtue of a merger, consolidation or exchange offer involving the issuer of the first security).

         E. The term "control" shall mean the power to exercise a controlling influence over the management or policies of Harbor Capital, unless such power is solely the result of an official position with Harbor Capital, all as determined in accordance with Section 2 (a) (9) of the Investment Company Act of 1940, as amended (the "1940 Act")

         F. The term "Investment Company" shall mean a management investment company registered as such under the 1940 Act and for which Harbor Capital is the investment adviser.

         G. The term "investment personnel" shall mean all portfolio managers of Harbor Capital and other advisory persons who assist the portfolio managers in making investment decisions for an Investment Company, including, but not limited to, analysts and traders of Harbor Capital.

         H. The term "material non-public information" with respect to an issuer shall mean information, not yet released to the public, that would have a substantial likelihood of affecting a reasonable investor's decision to buy or sell any securities of such issuer.



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         I.       The term "purchase" shall include the writing of an option to purchase.

         J. The term "Review Officer" shall mean the officer or employee of Harbor Capital designated from time to time by Harbor Capital to receive and review reports of purchases and sales by access persons. The term "Alternate Review Officer" shall mean the officer of Harbor Capital designated from time to time by Harbor Capital to receive and review reports of purchases and sales by the Review Officer, and who shall act in all respects in the manner prescribed herein for the Review Officer.

         K. The term "sale" shall include the writing of an option to sell.

         L.       The term "security" shall have the meaning set forth in
                  Section 2 (a) (36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the United States government, short-term securities which are "government securities" within the meaning of Section 2 (a) (16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated from time to time by Harbor Capital.

         M. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         N. The term "significant remedial action" shall mean any action that has a material financial effect upon an access person, such as firing, suspending or demoting the access person, imposing a substantial fine or requiring the disgorging of profits.

V.       SUBSTANTIVE RESTRICTIONS ON PERSONAL TRADING ACTIVITIES

         A.       PROHIBITED ACTIVITIES

                  While the scope of actions which may violate the Statement of General Principles set forth above cannot be defined exactly, such actions would always include at least the following prohibited activities.

                  1. No ACCESS PERSON shall, directly or indirectly, purchase or sell securities in such a way that the access person knew, or reasonably should have know, that such securities transactions compete in the market with actual or considered securities transactions for any client of Harbor Capital, or otherwise personally act to injure any client's securities transactions;

                  2. No ACCESS PERSON shall use the knowledge of securities purchased or sold by any client of Harbor Capital or securities being considered for purchase or sale by any client of Harbor Capital to profit personally, directly or indirectly, by the market effect of such transactions;

                  3. No ACCESS PERSON shall, directly or indirectly, communicate to any person who is not an access person any material non-public information relating to any client of



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                           Harbor Capital or any issuer of any security owned by
                           any client of Harbor Capital, including, with limitation, the purchase or sale or considered purchase or sale of a security on behalf of any client of Harbor Capital, except to the extent necessary to effectuate securities transactions on behalf of the client of Harbor Capital;

                  4. No ACCESS PERSON shall, directly or indirectly, execute a personal securities transaction on a day during which a client of Harbor Capital has a pending "buy" or "sell" order in that same or equivalent security until that order is executed or withdrawn.

                  5. NO ACCESS PERSONS shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of client;

                  6. NO ACCESS PERSONS shall serve on the board of directors of any publicly traded company, absent prior written authorization and determination by the President of Harbor Capital that the board service would be consistent with the interests of clients. Where board service is authorized, access persons serving as directors normally should be isolated from those persons making investment decisions through "Chinese Wall" or other procedures. All ACCESS PERSONS are prohibited from accepting any service, employment, engagement, connection, association or affiliation in or with any enterprise, business or otherwise which is likely to materially interfere with the effective discharge of responsibilities to Harbor Capital and its clients;

                  7. INVESTMENT PERSONNEL shall avoid profiting by securities transactions of a trading nature, which transactions are defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days;

                  8. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security sold in an initial public offering of an issuer;

                  9. INVESTMENT PERSONNEL shall not, directly or indirectly, purchase any security issued pursuant to a private placement without obtaining prior written approval from the Review Officer. Investment personnel who have been authorized to acquire securities in a private placement must disclose such investment when they are involved in client's subsequent consideration of an investment in the issuer. In such circumstances, the client's decision to purchase securities of the issuer must be independently reviewed by investment personnel with no personal interest in the issuer;

                  10. INVESTMENT PERSONNEL shall not recommend any securities transaction on behalf of a client without having previously disclosed any beneficial ownership interest in such securities or the issuer thereof to Harbor Capital, including without limitation:

                           (I) his or her beneficial ownership of any securities of such issuer;

                           (II) any contemplated transaction by such person in such securities;



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                           (III)    any position with such issuer or its
                                    affiliates; and

                           (IV)     any present or proposed business
                                    relationship between such issuer or its
                                    affiliates and such person or any party in which such person has a significant interest.

                           Such interested investment personnel may not participate in the decision for the client to purchase and sell securities of such issuer.

                  11. No PORTFOLIO MANAGER shall, directly or indirectly, purchase or sell any security or equivalent security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after client has purchased or sold such security.

         B.       EXEMPT TRANSACTIONS AND CONDUCT

                  This Code of Ethics shall not be deemed to be violated by any of the following transactions:

                  1. Purchases or sales for an account over which the access person has no direct or indirect influence or control;

                  2. Purchases or sales which are non-volitional on the part of the access person;

                  3. Purchases which are part of an automatic dividend reinvestment plan;

                  4. Purchases made by exercising rights distributed by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired by the access person from the issuer, and sales of such rights so acquired;

                  5. Tenders of securities pursuant to tender offers which are expressly conditioned on the tender offer's acquisition of all of the securities of the same class;

                  6. Purchases or sales for which the access person has received prior written approval from Harbor Capital. Prior approval shall be granted only if a purchase or sale of securities is consistent with the purposes of this Code of Ethics and Section 17 (j) of the 1940 Act and rules thereunder; and

                  7. Purchases or sales made in good faith on behalf of an Investment Company, it being understood by, and disclosed to, each Investment Company that Harbor Capital may make contemporaneous investment decisions and cause to be effected contemporaneous executions on behalf of one or more of the Investment Companies and that such executions may increase or decrease the price at which securities are purchased or sold for the Investment Companies.

VI.      COMPLIANCE PROCEDURES

         A.       PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS




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                  Every access person shall be required to submit on Form III their intent to trade for their own account to the Review Officer. The Review Officer will be obligated to determine whether any prohibitions or restrictions apply to the relevant securities and respond to the access persons submitting such intent to trade forms in writing. If the Review Officer does not respond in writing within two business days following the date of submission, the trade may be considered "pre-cleared" and the access person may execute such "pre-cleared" trade anytime within two business days following the lapse of the Review Officer's two day period. If four business days have elapsed, not including the day the form was submitted, and the access person's trade has not been executed, "pre-clearance" will lapse and the access person may not trade without violating this pre-clearance provision. The access person will be required to submit another Form III and have the intended trade "pre-cleared" again.

         B.       RECORDS OF SECURITIES TRANSACTIONS

                  Upon the written request of the Review Officer, ACCESS PERSONS are required to direct their brokers to supply to Harbor Capital on a timely basis duplicate copies of confirmations of all securities transactions and copies of periodic statements for all securities accounts in which the access person has a beneficial ownership interest.

         C.       PERSONAL REPORTING REQUIREMENTS

                  1. Each ACCESS PERSON shall submit to Harbor Capital a report in the form annexed hereto as Form I or in similar form (such as a computer printout), which report shall set forth at least the information described in subparagraph 2 of this Section VI, Paragraph C as to all securities transactions during each quarterly period, in which such access person has, or by reason of such transactions acquires or disposes of, any beneficial ownership of a security.

                  2. Every report on Form I shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction (s) to which the report relates was effected and shall contain the following information:

                           (I) the date of each transaction, the title, class and number of shares, and the principal amount of each security involved;

                           (II) the nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition);

                           (III) the price at which each transaction was effected; and

                           (IV) the name of the broker, dealer or bank with or through whom each transaction was effected;

                           provided, however, if no transactions in any securities required to be reported were effected during a quarterly period by an access person such access person shall submit to Harbor Capital a report on Form I within the time-frame specified above stating that no reportable securities transactions were effected.



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                  3.       Every report concerning a securities transaction
                           prohibited under the Statement of General Principles or Prohibited Activities set forth in Section II or
                           Section V, Paragraph A, respectively, with respect to which the reporting person relies upon one of the exceptions provided in Section V, Paragraph B shall contain a brief statement of the exemption relied upon and the circumstances of the transactions.

                  4. At the end of each calendar quarter, the Review Officer shall prepare a summary of all transactions by access persons in securities which were purchased, sold, held or considered for purchase or sale by each Investment Company during the prior quarter.

                  5. Both the Review Officer and the Alternate Review Officer shall compare the reported personal securities transactions with completed and contemplated portfolio transactions of the Investment Companies to determine whether a violation of this code of Ethics may have occurred. Before making any determination that a violation has been committed by any person, the Review Officer shall give such person an opportunity to supply additional explanatory material.

                  6. If the Review Officer determines that a violation of this Code of Ethics has or may have occurred, he shall submit a written determination, together with the related report by the access person and any additional explanatory material provided by the access person to the President of Harbor Capital, and the President of any affected Investment Company who shall make an independent determination of whether a violation has occurred.

         D.       DISCLOSURE OF PERSONAL HOLDINGS

                  Each ACCESS PERSON shall submit to Harbor Capital an initial holdings report no later than 10 days after the person becomes an ACCESS PERSON which contains the following information:

                  1. The title, number of shares and principal amount of each security in which the ACCESS PERSON had any direct or indirect beneficial ownership when the person became an ACCESS PERSON; and

                  2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV, Paragraph L) were held for the direct or indirect benefit of the ACCESS PERSON as of the date the person became an ACCESS person.

                  Each ACCESS PERSON shall submit to Harbor Capital an annual holdings report which contains the following information (with such information current as of a date no more than 30 days before the report is submitted):



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                  1.       The title, number of shares and principal amount of
                           each security in which the ACCESS PERSON had any direct or indirect beneficial ownership; and

                  2. The name of any broker, dealer or bank with whom the ACCESS PERSON maintained an account in which any securities (including the securities which are excepted from the definition of securities in Section IV, Paragraph L.) were held for the direct or indirect benefit of the ACCESS PERSON

         E.       ANNUAL CERTIFICATION OF COMPLIANCE

                  All ACCESS PERSONS shall certify annually on the form annexed hereto as Form IV that they

                  1. have read and understand this Code of Ethics and recognize that they are subject hereto,

                  2. have complied with the requirements of this Code of Ethics and

                  3. have disclosed or reported all personal securities transactions, holdings and accounts which are required to be disclosed or reported pursuant to the requirements of this Code of Ethics.

         F.       JOINT PARTICIPATION

                  ACCESS PERSONS should be aware that a specific provision of the 1940 Act prohibits such persons, in the absence of an order of the Commission, from effecting a transaction in which an Investment Company is a "joint or a joint and several participant" with such person. Any transaction which suggests the possibility of a question in this area should be presented to legal counsel for review.

VII.     SANCTIONS

         Any violation of this Code of Ethics shall result in the imposition of such sanctions as Harbor Capital may deem appropriate under the circumstances, which may include, but is not limited to, removal, suspension or demotion from office, imposition of a fine, a letter of censure and/or restitution to the affected client of an amount equal to the advantage the offending person shall have gained by reason of such violation.

         The sanction of disgorgement of any profits realized may be imposed for any of the following violations:

         A. Violation of the prohibition against investment personnel profiting from securities transactions of a trading nature;

         B. Violation of the prohibition against access persons, directly or indirectly, executing a personal securities transaction on a day during which an Investment Company in his or her complex has a pending "buy " or "sell" order; and,



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         C.       Violation of the prohibition against portfolio managers,
                  directly or indirectly, purchasing or selling any security in which he or she has, or by reason of such purchase acquires, any beneficial ownership within a period of seven (7) calendar days before and after an Investment Company has purchased or sold such security.

VIII.    RECORDKEEPING REQUIREMENTS

         Harbor Capital shall maintain and preserve in an easily accessible place:

         A. A copy of this Code of Ethics (and any prior code of ethics that was in effect at any time during the past five years) for a period of five years;

         B. A record of any violation of this Code of Ethics and of any action taken as a result of such violation for a period of five years following the end of the fiscal year in which the violation occurs;

         C. A copy of each report (or computer printout) submitted under this Code of Ethics for a period of five years, only those reports submitted during the previous two years must be maintained and preserved in an easily accessible place; and

         D. A list of all persons who are, or within the past five years were, required to make reports pursuant to this Code of Ethics.

         E. The names of each person who is serving or who has served as Review Officer or Alternate Review Officer within the past five years.

IX.      MISCELLANEOUS

         A.       CONFIDENTIALITY

                  All information obtained from any access person hereunder shall be kept in strict confidence by Harbor Capital, except that reports of securities transactions hereunder will be made available to the Commission or any other regulatory or self-regulatory organization to the extent required by law or regulation.

         B.       NOTICE TO ACCESS PERSONS

                  Harbor Capital shall identify all persons who are considered to "access persons," "investment personnel" and "portfolio managers," inform such persons of their respective duties and provide such persons with copies of this Code of Ethics.



EFFECTIVE:  JUNE 2001



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                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.

                                     FORM I

                          POST-TRADE MONITORING REPORT

Every report on Form I shall be made not later than ten (10) days after the end of each calendar quarter in which the transaction (s) to which Form I relates was effected and shall contain the following information:

1. The date of each transaction, the title, class and number of shares, and the principal amount of each security involved.




2. The nature of each transaction (i.e., purchase, sale or other type of acquisition or disposition).




3.       The price at which each transaction was effected.




4. The name of the broker, dealer or bank with or though whom each transaction was effected.




5. If no transactions in any securities required to be reported on this Form I during the most recent calendar quarter occurred, check this box and sign below: [ ]

I certify that this Form I contains a true statement of my personal securities transactions during the most recent calendar quarter.


                                      ------------------------------------------
                                      Name & Title

                                      ------------------------------------------
                                      Date



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                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.


                                     FORM II

                            CERTIFICATE OF SUBADVISER

                               CODE OF ETHICS AND
                     WRITTEN REPORT TO THE BOARD OF TRUSTEES
                                 OF HARBOR FUND

                                [SUBADVISER NAME]

[Subadviser], which serves as a subadviser to Harbor
Fund, hereby certifies to the Board of Trustees of Harbor Fund the following for
the quarter ended                   :

         1. [Subadviser] currently maintains a written Code of Ethics as required by Rule 17j-1 under the Investment Company Act of 1940, as amended, and that procedures have been put in place to reasonably prevent its access persons, as defined by the Rule, from violating the Code of Ethics;

         2. As required by Rule 17j-1, every access person of [Subadviser] currently files reports at least quarterly as to their personal securities transactions and annually as to their personal holdings. In addition, every access person who became an access person of [Subadviser] on or after March 1, 2000 has filed an initial holdings report.

         3. I have examined these initial, quarterly and annual reports and hereby certify that based upon my examination, I have concluded that no material code or procedure violations of the Code of Ethics by any access person occurred for the quarter
                  ended                     .

                                  [SUBADVISER]

                                  By:
                                     -------------------------------------------

                                  Date:
                                       -----------------------------------------



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                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.


                                    FORM III

                PRE-CLEARANCE FOR PERSONAL SECURITIES INVESTMENTS

Pursuant to Section II of Harbor Fund's and HCA Securities' Code of Ethics, all ACCESS PERSONS (except the Fund's disinterested Trustees) are required to submit FORM III prior to trading for their own account.


1.       Name and title of ACCESS PERSON:





2.       Title and amount of the security for which pre-clearance is sought:





3.       Recommendation of Review Officer:






4.       Date and Signature of Review Officer:




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                                   HARBOR FUND
                              HCA SECURITIES, INC.
                          HARBOR CAPITAL ADVISORS, INC.


                                     FORM IV

                      ANNUAL CERTIFICATION OF ACCESS PERSON

I certify that I have received a copy of Harbor Fund's and HCA Securities, Inc.'s joint Code of Ethics (i) have read and understand this Code of Ethics and recognize that I am subject thereto, (ii) have complied with the requirements of the Code of Ethics; and (iii) have disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code of Ethics.



Date:                                 Name:
      ------------------------              ------------------------------------

                                      Title:
                                             -----------------------------------












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

                                   HARBOR FUND

                                     FORM V

               SUBADVISER'S REPORT OF VIOLATION OF CODE OF ETHICS

If the subadviser is reporting a violation of its code of ethics in connection with the quarterly Certification of Subadviser on Form II, the subadviser must also report the following information:

1.       The provision of the subadviser's code of ethics that was violated:





2.       The date of the violation:





3. A complete description of the violation including a description of the securities and the quantity of the securities purchase or sold:





4. An explanation of how the violation may have affected the particular series of Harbor Fund:





5.       What remedial action was taken by the subadviser.






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